EXHIBIT 5.1


                       [PILLSBURY WINTHROP LLP LETTERHEAD]

                                  March 7, 2001


Tvia, Inc.
4801 Burton Drive
Santa Clara, CA 95054


         Re:   Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Tvia, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 73,000 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Amended and Restated Tvia, Inc. 2000 Stock Incentive Plan (the "Stock Plan"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Stock Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ PILLSBURY WINTHROP LLP